BIG STAGE ENTERTAINMENT, INC.

SCHEDULE OF EXCEPTIONS TO THE
ASSET PURCHASE AGREEMENT
BY AND AMONG
IMAGE METRICS, INC.,
BIG STAGE ENTERTAINMENT, INC.
AND
CERTAIN STOCKHOLDERS OF BIG STAGE ENTERTAINMENT, INC.,

DATED AS OF DECEMBER __, 2010

The following are exceptions to the representations and warranties of Big Stage Entertainment, Inc.,  a Delaware corporation, (the “Company”), contained in that certain Asset Purchase Agreement  (the “Agreement”) by and among Image Metrics, Inc., a Nevada corporation (the “Buyer”), the Company and the stockholders of the Company identified in the signature pages thereto, (the “Shareholders”), dated as of December __, 2010, pursuant to which substantially all of the assets will be acquired and certain of the liabilities of the Company will be assumed by the Buyer (the “Transaction”), all subject to the terms and condition of the Agreement, and should be considered an integral part of the Agreement.  The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed disclosed and incorporated into any other sections, schedules or exhibits under the Agreement where such disclosure would be appropriate, whether or not repeated under any section number where such disclosure might be deemed appropriate.  For convenience of reference, the Company has, in certain instances, included cross references to other sections in this Schedule of Exceptions.  The inclusion of any such references does not mean that in those instances where a cross reference is not included, any disclosure contained herein is not disclosed or incorporated into any other sections, schedules or exhibits under the Agreement where such disclosure would be appropriate.  All exhibits attached hereto are incorporated by reference herein.  Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement, unless the context otherwise requires.  Notwithstanding any materiality qualifications in any of the Company’s representations, warranties, covenants, and agreements in the Agreement, for administrative ease, certain items have been included herein that are not considered by the Company to be material to the business, assets, results of operations or prospects of the Company.  Nor in such cases where a representation or warranty is limited or qualified by the materiality of the matter to which the representation or warranty is given shall disclosure of any matter in this Schedule of Exceptions imply that any other undisclosed matter having a greater value or other significance is material.  The inclusion of any item hereunder shall not be deemed to be an admission by the Company that such item is material to the business, assets, results of operations or prospects of the Company nor shall it be deemed an admission of any obligation or liability to any third party.  References to all other agreements in this Schedule of Exceptions are only summaries and are not intended to be full descriptions of those agreements.  All references to other agreements are qualified in their entirety by reference to those agreements, and all such agreements should be read in their entirety.

2.1(a)(i)                      List of Assets

BIG STAGE ENTERTAINMENT, INC
LIST OF ASSETS

		Oct 26, 10
ASSETS
Current Assets
	Checking/Savings
	1001 · Silicon Valley Bank	314.91
	Total Checking/Savings	314.91
	Accounts Receivable
	11000 · Accounts Receivable	54,437.50
	Total Accounts Receivable	54,437.50
	Other Current Assets
	1402 · Prepaid Insurance	2,769.76
	1405 · Prepaid Royalties	500.00
	Total Other Current Assets	3,269.76
Total Current Assets		58,022.17
Fixed Assets
	1300 · Equipment & Computers	8,687.57
	1301 · CIP - Software Development	1,870,287.00
	1304 · Software	8,785.12
	1305 · Accum Depre - Equip & Computers	-3,468.08
	1306 · Accum Depre - Software	-4,391.43
	1320 · Patent License	341,500.00
Total Fixed Assets		2,221,400.18
TOTAL ASSETS		2,279,422.35

2.1(a)(ii)                      List of Accounts and Notes Receivable

BIG STAGE ENTERTAINMENT, INC
LIST OF ACCOUNTS AND NOTES RECEIVABLE

	> 90	TOTAL
Atlantis Cyberspace, Inc.	5,000.00	5,000.00
Media Mayhem Corporation	38,000.00	38,000.00
The Marketing Store Worldwide Ltd	11,437.50	11,437.50
TOTAL	54,437.50	54,437.50

2.1(a)(iii)                      List of Inventories

NONE

2.1(a)(iv)                      List of Computers, Machinery, Equipment, Furniture, Fixtures, Leasehold Improvements and Motor Vehicles

1. All corporate documents / files in physical form currently stored in our Storage Facility.

Hardware kept and maintained to run our basic website and web services.  Available for transfer to Image Metrics Data center.

Dell 1U Web Server : Dual Xeon 3.0 GHz, 4GB RAM, 73 GB HD -
Dell 1U Web Server : Dual Xeon 3.0 GHz, 4GB RAM, 73 GB HD
Dell 2U File Server : Dual Xeon 3.0GHz, 6GB RAM, 128 GB HD, 256 GB HD
Custom Build 4U Render Server : 3.0GHz Core2Duo, 8GB RAM, 1TB HD (specs not confirmed)
Custom Build 4U Render Server : 3.0GHz Core2Duo, 8GB RAM, 1TB HD (specs not confirmed)
Dell Vostro 429 Tower Job Server : 2.66 GHz Core2Duo, 3GB RAM, 500GB HD
Dell Vostro 220 Mini Tower Job Server : 2.66 GHz Core2Duo, 3GB RAM, 500GB HD
HP DL385 2U Server (Gouken) : Dual AMD Opteron 2.2GHz, 4GB RAM, 256 GB HD
eSata RAID Enclosure 4x1TB HD
Linksys RVS4000 VPN Router

2.1(a)(vi)                      List of Intellectual Property

See Attached “Big Stage Patents and Applications.pdf” if the tables below do not show up.

BIGstage

PATENT STATUS REPORT

October 25, 2010

I. *Pending U.S. Patent Applications*

KMOB No. (BGSTG)	Title	Appl. No./ Publ. No.	Filing Date/ Pub. Date	Comments
001A	SYSTEMS AND METHODS FOR GENERATING INDIVIDUALIZED 3D HEAD MODELS Inventor(s): Douglas A. Fidaleo, John Peter Lewis, Gerard G. Medioni, Zhenyao Mo, Michael D. Johnson	12/274,226 2009-0153552	11-19-08 06-18-09	■ **Awaiting examination by Patent Office** ■ Claims priority to U.S. Provisional Appl. Nos. 60/989,251 (filed 11-20-07); 61/014,353 (filed 12-17-07); 61/014,680 (filed 12-18-07); and 61/015,083 (filed 12-19-07)
002A	SYSTEMS AND METHODS FOR VOICE PERSONALIZATION OF VIDEO CONTENT Inventor(s): Jonathan Strietzel, Jon H. Snoddy, Douglas A. Fidaleo	12/274,292 2009-0135177	11-19-08 05-28-09	■ **Awaiting examination by Patent Office** ■ Claims priority to U.S. Provisional Appl. Nos. 60/989,251 (filed 11-20-07); 61/014,353 (filed 12-17-07); 61/014,680 (filed 12-18-07); and 61/015,083 (filed 12-19-07)
003A	SYSTEMS AND METHODS FOR CREATING PERSONALIZED MEDIA CONTENT HAVING MULTIPLE CONTENT LAYERS Inventor(s): Jon Hayes Snoddy, Jonathan Strietzel, Douglas A. Fidaleo, Michael D. Johnson	12/274,268 2009-0135176	11-19-08 05-28-09	■ **Awaiting examination by Patent Office** ■ Claims priority to U.S. Provisional Appl. Nos. 60/989,251 (filed 11-20-07); 61/014,353 (filed 12-17-07); 61/014,680 (filed 12-18-07); and 61/015,083 (filed 12-19-07)
004A	SYSTEMS AND METHODS FOR INTERACTIVE ADVERTISING USING PERSONALIZED HEAD MODELS Inventor(s): Jonathan Strietzel, Jonathan M. Kraft	12/274,282 2009-0132371	11-19-08 05-21-09	■ **Awaiting examination by Patent Office** ■ Claims priority to U.S. Provisional Appl. Nos. 60/989,251 (filed 11-20-07); 61/014,353 (filed 12-17-07); 61/014,680 (filed 12-18-07); and 61/015,083 (filed 12-19-07)

-1-
Confidential
For General Reference Only – May Not Be Accurate Or Complete

II. USC Patent Applications Licensed to Big Stage

KMOB No. (CLOI)	Country	Title	Appl. No./ Publ. No.	Filing Date/ Pub. Date	Comments
002A	US	3D FACE RECONSTRUCTION FROM 2D IMAGES Inventor(s): Douglas A. Fidaleo, Gerard G. Medioni	11/669,099 2007-0183653	01-30-07 08-09-07	■ **Allowed** ■ Claims priority to U.S. Provisional Appl. No. 60/846,119 (filed 09-21-06)
00C1	US	3D FACE RECONSTRUCTION FROM 2D IMAGES Inventor(s): Douglas A. Fidaleo, Gerard G. Medioni	11/828,214 2008-0152213	07-25-07 06-26-08	■ **Awaiting examination by Patent Office** ■ Continuation Appl. of U.S. Patent Appl. No. 11/669,099 (01-30-07)
00C2	US	3D FACE RECONSTRUCTION FROM 2D IMAGES Inventor(s): Douglas A. Fidaleo, Gerard G. Medioni	11/828,232 2008-0152200	07-25-07 06-26-08	■ **Awaiting examination by Patent Office** ■ Continuation Appl. of U.S. Patent Appl. No. 11/669,099 (01-30-07)
002VCN	China	3D FACE RECONSTRUCTION FROM 2D IMAGES Inventor(s): Douglas A. Fidaleo, Gerard G. Medioni	200780007336.9 CN 101395613	1-31-07 03-25-09	■ **Received First Office Action** ■ Based on International PCT Patent Appl. No. PCT/US2007/002786 (filed 01-31-07)
002VEP	Europe	3D FACE RECONSTRUCTION FROM 2D IMAGES Inventor(s): Douglas A. Fidaleo, Gerard G. Medioni	07835691.2 EP1982292	1-31-07 10-22-08	■ **Awaiting examination by Patent Office** ■ Based on International PCT Patent Appl. No. PCT/US2007/002786 (filed 01-31-07)
002VIN	India	3D FACE RECONSTRUCTION FROM 2D IMAGES Inventor(s): Douglas A. Fidaleo, Gerard G. Medioni	6726/DELNP/2008	1-31-07	■ **Awaiting examination by Patent Office** ■ Based on International PCT Patent Appl. No. PCT/US2007/002786 (filed 01-31-07)
002VJP	Japan	3D FACE RECONSTRUCTION FROM 2D IMAGES Inventor(s): Douglas A. Fidaleo, Gerard G. Medioni	2008-553359	1-31-07	■ **Awaiting examination by Patent Office** ■ Based on International PCT Patent Appl. No. PCT/US2007/002786 (filed 01-31-07)

-2-

Confidential
For General Reference Only – May Not Be Accurate Or Complete

KMOB No. (CLOI)	Country	Title	Appl. No./ Publ. No.	Filing Date/ Pub. Date	Comments
002VKR	South Korea	3D FACE RECONSTRUCTION FROM 2D IMAGES Inventor(s): Douglas A. Fidaleo, Gerard G. Medioni	10-2008-7020957	1-31-07	■ **Request for Examination due by 01-31-12** ■ Based on International PCT Patent Appl. No. PCT/US2007/002786 (filed 01-31-07)

IV. Other Patents Licensed and/or Assigned to Big Stage (Not handled by KMOB)

Country	Title	Patent No.	Issue Date	Appl. No.	Filing Date	Comments
US	INTERACTIVE TRY-ON PLATFORM FOR EYEGLASSES Inventor(s): Roman Waupotitsch, Mikhail Tsoupko-Sitnikov, Gerard G. Medioni, Oleg Mishin, Vladimir Shamgin, Francesco Callari, David Guigonis	7,016,824	03-21-06	09/823,422	03-29-01	■ **8-Year Maintenance Fees due 09-21-13** ■ Claims priority to U.S. Provisional Appl. No. 60/266,799 (filed 02-06-01)
US	SPEECH TRANSFORMATION SYSTEM Inventor(s): Michael I. Savic, Seow-Hwee Tan, Il-Hyun Nam	5,327,521	07-05-94	08/114,603	08-31-93	■ Licensed from Disney

-3-
Confidential
For General Reference Only – May Not Be Accurate Or Complete

2.3           List of Creditors to Receive Consideration Stock and Number of Shares

Big Stage Liabilities Analysis

					Transaction Proceeds	Transaction Proceeds	Deals that are Done
	AP	Security Deposit	Net AP	Secured?	(Including Unsecured)	(Including Unsecured, in # shares)
Appleby	$9,775.08		$ 9,775.08		$5,521.01	4,801		* Updated 10/28/10
AT&T	$238.45		$ 238.45	n	$134.68	117		* Updated 10/28/10
Computer Patent Annuities N America LLC	$ 2,611.04		$2,611.04	n	$1,474.73	1,282		* Updated 10/28/10
Covad Communications	$ 670.42		$670.42	n	$378.66	329		* Updated 10/28/10
Disney	$ 51,270.00		$51,270.00	n	$51,270.00	52,292		* Updated 10/28/10
Imperial Credit Corp	$ 469.11		$469.11		$264.96	230		* Updated 10/28/10
Knobbe, Martens, Olson & Bear, LLP	$ 6,308.76		$6,308.76	n	$3,563.22	3,098		* Updated 10/28/10
Mission Ventures Operating Co, LLC	$ 6,587.22		$6,587.22	n	$3,720.49	3,235		* Updated 10/28/10
Mission Ventures Convertible Note	$3,000,000.00		$3,000,000.00	y	$1,694,413.17	1,473,403
Mission Ventures Promissory Note	$ 477,552.00		$ 477,552.00	n	$269,723.47	226,833
NAS Recruitment Communication - Rent	$ 56,884.80	$29,505.67	$27,379.13	n	$15,463.85	13,447		* Updated 10/28/10
Polaris	$ 4,505.74		$4,505.74	n	$2,544.86	2,213		* Updated 10/28/10
Pure Green Corp	$1,278.60		$1,278.60	n	$722.16	628		* Updated 10/28/10
Phyber	$ 5,480.00		$5,480.00	n	$3,095.13	2,691		* Updated 10/28/10
Rackspace	$8,954.40		$8,954.40	n	$5,057.48	4,398		* Updated 10/28/10
Sheppard Mullin Richter & Hampton LLP	$84,475.74		$84,475.74	n	$47,712.27	41,489		* Updated 10/28/10
Silverpop Systems Inc.	$21,020.35		$21,020.35	n	$11,872.39	10,324		* Updated 10/28/10
Stubbs Alderton & Markiles, LLP	$31,931.31		$31,931.31	n	$18,034.94	15,683		* Updated 10/28/10
Tae Joon Park	$		$ -	n	$ -	-		* not on newest liabilities ledger
University of Southern California	$ 111,500.00		$111,500.00	n	$111,500.00	96,957	50,000
Wells Fargo Business Credit	$ -		$ -	n	$ -	-
XCast Labs, Inc.	$ -		$ -	n	$ -	-		* not on newest liabilities ledger
Employee Vacation Payable as of 3/31/2010	23,532.55		$ 23,532.55	n	$ 23,532.55	20,463		* Updated 10/28/10
Jack Bell			$ 30,000.00	n	$30,000.00	26,087
Total AP	3,905,045.57		$3,905,539.90		$2,300,000.00	2,000,000

SVB Notes	540,343.00			y				(SVB debt will be assumed by Image Metrics)

Total Liabilities	4,445,388.57

Image Metrics Share Price 8/12/10	$1.15
Image Metrics Shares Outstanding	15,869,777
IM Valuation	$18,250,244
					Transaction Proceeds	Transaction Proceeds	Deals that are Done
	AP	Security Deposit	Net AP	Secured?	(Including Unsecured)	(Including Unsecured, in # shares)

Proceeds from Big Stage Transaction	2,000,000
Value of Big Stage Transaction Proceeds	$2,300,000

	AR
Big Stage Transaction Value	$2,300,000

Total Assets	$ 2,300,000

May need to be paid in cash	$ 12,474.31

Mission Shares	1,707,945
Less carve-out for Disney	(40,000)
Net shares to MVIII	1,667,945
IM Share Price - last trade 9-28-10	$1.20
Estimated value of MVIII	$ 2,001,534
Discount due to indemnification	20%
Discounted FMV to MVIII	$ 1,601,227

2.6           Allocation of Purchase Price

See “Big Stage Liabilities Analysis v7.xlsx” attached.

3.3           Intellectual Property

See the IP list above at 2.1(a)(vi)

3.4           List of Trademarks Used by the Company

1. “Big Stage”

2. “@ctor” (Abandoned)

PDF’s of each from the USPTO available upon request.

3.6           List of Material Contracts

Jonathan

(i)	Include any Contract providing for payment by or to the Company of an amount in excess of $5,000.

See the list below of past contracts in excess of 5k.  Physical contracts are ready for transfer to Image Metrics.

1.1 Ratio	7,400.00
2 Advanced Studios, LLC	12,000.00
3DSite	186,000.00
Adam G. Freeman	13,301.20
Adam Li	43,000.00
Alive Tech	185,000.00
Amit K. Roy-Chowdhury	14,250.00
Anithing Studios Pvt. Ltd.	7,957.00
Anustup Choudhury	42,000.00
Arconyx Animation Studios, LLC	196,248.13
Ari Michelson	22,751.14
Bender/Helper Impact	56,520.66
Byung Gun Jung	20,845.00
Carl Bressler	35,891.47
Carol Mell	38,037.50
CitrusByte, LLC	8,800.00
Coreobjects Software, Inc.	1,118,402.00
CyberCoders, Inc.	24,000.00
Faction, Inc	16,800.00
Feeling Software	264,500.00
Fleishman Hillard	152,500.99
Geometrix Corporation	17,600.00
Gerard Medioni	34,000.00
High Resolution Studio, Inc.	6,820.00
Hookipa Capital Partners, Inc.	45,000.00
iBeta Quality Assurance	55,029.01
Inspired Arts & Media, LLC	20,890.00
Jim Jonassen	60,133.00
John J. Hill Design	23,760.00
John Lewis	10,009.00
Kevin Strehlo	20,430.00
Mandalan Media, Inc.	68,040.00
Masternull LLC	17,717.71
Michael Roberts	8,872.50
Neohapsis Inc.	10,000.00
OnTrack Applications LLC	82,881.25
Pantek Partners LLC	74,683.13
Pepcom Inc.	5,700.00
Reburst Studios LLC	9,334.20

Redeye Filmworks	20,000.00
Sean Mosher-Smith	31,000.00
Siegel & Gale	43,478.08
SimGraphics Engineering Corp	36,550.00
Solo Products LLC	8,850.00
Spark Unlimited, Inc.	22,323.14
Stephen Fedasz IV	5,175.00
Tae Joon Park	9,779.00
Tae-Yong Kim	53,925.00
The Buddy Group	85,350.00
Tigar Hare Studios	30,500.00
Timan LLC	8,000.00
Trotta Associates	15,344.00
VYK Global, Inc.	48,063.17
William Sager	20,225.44

(ii)	Include any Contract concerning confidentiality, ownership of ideas or inventions, works-for-hire, non-disclosure or non-competition.

NDA’s

2005

Name	Company	Date
Manuel Sweetmore	Individual	12/12/05

2006

Name	Company	Date
Elliot Reff		10/9/06
John Lewis		Sep-06
James Cassparie		4/10/06
Douglas A. Fidalco		10/11/06
Isaac Maya		11/30/06
Jack Miller		5/12/06
Gerard Medioni		12/20/06
Christian Laforte	Felling Software Inc.	9/22/06
Robert F. Kibble	Misiion Ventures	12/27/06

2007

Name	Company	Date
Wayne Creel	Individual	2/23/07
Gail Becker	Daviel J. Edelman Inc.	8/10/07
	Crispin Porter & Bogusky LLC	8/28/07

Stephen Fedasz		3/13/07
Tarrun R. Agarwal	Rastaru Studio Limited	3/18/08
Jonathan Harris		11/26/07
Nisa Amoils		11/25/07
Kara G. Kenney		11/26/07
Bethnam Karbassi		12/6/07
Jenn Hertzig		11/6/07
Carl Frytz		10/23/07
Mark Vulcano		10/24/07
Daniele Colajacomo	3D site	4/2/07
Michelle Crames	Lean Forward Media	5/18/07
	Super 78	7/12/07
Jeff Gorman	VIDiGREET Inc.	12/27/07
Jerry Rees	Third Row Prod. Inc.	8/3/07
Ricardo Curtis		6/28/07
	GHOSTBOT	5/23/07
	Renegade Animation Inc.	5/23/07
Brendan Burch	Six Point Harness	5/25/07
	Marcom: Interactive	5/24/07
	Tantrum	5/31/07
Soo Mi Kim	Morph Studio LLC.	6/13/07
Michael Tigar	Tigar Hare Studios	6/21/07
Richard Leiberitz	Union Entertainment	6/20/07
Benjamin Lee	Nanospore LLC.	6/28/07
	Super 78	6/8/07
Peter Luong	Red Eye Filmworks LLC.	5/31/07
Sue Shakespear	Creative Capers Entertainment	5/30/07
	Thought Equity Motion	10/18/07
Cynthia Francis	Reality Digital Inc.	3/27/07
Philip DeBevoise	Machinima, Inc.	4/20/07
Jeff .E. Pietrzyk		4/20/07
Richard W. Bowman	Debt Advisors Group, Inc.	3/2/07
Koichi Ohmae	OMRON Corp.	3/3/07
Daryl Pitts	JGI Entertainment	4/24/07
Eugene J. Alexander	MamoCa	4/20/07
Senn Moses		4/5/07
Julie Schienfeld		4/6/07
Angela		4/3/07
Sam	Hercules Growth	3/28/07
Dani Rosen		3/29/07
	Western Tech. Investment	3/28/07
Brian Nilles		11/12/07
	Virtual Heroes Inc.	11/29/07
Sean Mosher Smith		11/15/07
John J. Hill		11/14/07

Kennt Roy	Arconyx	11/5/07
Jacob Bergman		11/5/07
	Foundation 9	9/21/07
Brad Smith		9/10/07
Alina Smith		9/10/07
David Granbert		9/10/07
	Daniel J. Edelman inc.	8/16/07
	Rainmaker Studios	5/31/07
Chris Mollo	Happy Hour Creative	8/9/07
Bruce David Eisen	Digital Advisors	8/15/07
Whitney Rosenthal		7/31/07
	Spark PR	8/15/07
Rupert Samuel	Goodness Mfg. LLC.	8/21/07
Fleishman - Hillard		8/21/07
	5W PR	8/10/07
Steven Shimek	Ruder Finn	8/15/07
Shannon McPhee	Bender/Helper Impact	8/10/07
	New York	8/15/07
	Launch Squad LLc	8/14/07
Alyssa Walles		6/20/07
	Machine Films Inc.	7/24/07
S. Chung	Chung & Associates LLC	7/24/07
John Batter		7/13/07
Scott Ross		7/12/07
Jim Bixell		6/28/07
Charlie Puzzo		6/21/07
Andy Suriano		6/13/07
James Jones		6/3/07
William Widmaier		6/6/07
	Korn Farry	6/1/07
James J. Jonassen	Jim Jonassen & Associates	6/4/07
Seteven Stamstad		5/30/07
Amit K. Roy - Choudhury		5/23/07
Bayard Saunders		5/23/07
Thomas Lucas		5/24/07
Jonas Gray		5/28/07
David Tetreault		5/28/07
Niko Meulemans		5/29/07
Michael Stern		5/21/07
Thomas Clancy & Trevor Chong	DISS Corp	5/9/07
Blair Harrison		5/9/07
Joey Jones	Shaded Box	10/1/07
Mike Frantuta		10/1/07
Rudy Wisaya		10/1/07
Se Ah Son		10/1/07
Jason Du	Shacked Box	10/1/07

Jonathan Scott	Shacked Box	10/1/07
Frank Titan	Shacked Box	10/1/07
James		10/18/07
	The Regan Group	9/14/07
Laurence Bracco		5/4/07
Kew Silverman		2/20/07
William J. Phillips		3/2/07
Bolan Jiang		2/19/07
Amanda Kelso	BBH	9/28/07
Kevin Erler	Automatic Sync Tech. LLC	9/14/07
Christine Bullod	The Marketing Store	9/17/07
Juan Silva		9/18/07
	Crispin Porter & Bogusky LLC.	8/28/07
Jonathan K.	Auryn Inc.	2/21/07
Michael Helfant		5/16/07
Wayne Creel		2/23/07
Thomas Kang		3/22/07
Jordan Johnson		3/14/07
Marshall Robin		3/20/07
George Riviere		3/12/07
Blake Senftner		1/25/07
Slan Lin		1/19/07
	Neohapsis Inc.	12/5/07
Michael W. Mattox	Clone Interactive NDA	3/8/07
Jim Moloshok		10/2/07
Deane Trotta	Trotta Associates	11/2/07
Patrick O'Brien	Davie Brown Entertainment	9/10/07
	Signal Theory LLC.	11/9/07
	Equity Marketing	11/5/07
	OMD	11/9/07
Jeremy Mccassy	Oakley	10/25/07
Jerry Hereg	Virtual Heroes Inc.	11/29/07
Wenden Baldwin		11/21/07
Joshua Delaney		11/16/07
Paul Hopkins		11/16/07
	VYK Global Inc.	10/23/07
	Thought Equity Motion	11/5/07
D. P.	Realviz S.A.	11/2/07
Koreyba Oleg		10/18/07
	Affliction	10/19/07
	CREATA (USA) Inc.	10/11/07
J. Ronald Tonini	Picture Marketing Inc.	10/5/07
K.K.	Drody FCB	10/8/07
	Euro RSGG	9/25/07
	Digitas LLC	9/25/07
Derek Quan	Maxx Marketing	9/25/07

	Wunderman Chicago	9/26/07
	TLP Inc.	9/27/07
	Digitas LLC.	9/26/07
David Rubin	CONOPCO Inc.	9/25/07
Maria	OgilvyOne	9/28/07
Jacob Septims		9/28/07
Michael Dubelko		10/2/07
P.E.		10/3/07
	silverstein Thomas R. Associate	10/17/07
Avi Bar-Zeev		10/12/07
Steve Clarke		9/27/07
Robert Nashak	Yahoo Games Inc.	9/25/07
	AF Double Eagle	7/27/07
Daniel Chisholm		7/31/07
Michael Quirez		7/23/07
Kelly	Proelite.com	8/7/07
Patricia Beckman - Wells		7/16/07
Jeffrey Gou	Sofa Studio	7/19/07
Anthony Novak	2Advanced Studios LLC.	6/7/07
Antony P. Novak	Clone Interactive	1/12/07
Damon R.	Entertainment Science	11/28/07
Todd M. Nisbet		12/12/07
Sean Mosher		12/1/07
Howard Spectan		12/27/07
G.S.		5/29/07

2008

Name	Company	Date
Roger Servick	Oblagon, Inc.	6/24/08
Christopher Villanueva		7/11/08
Lan Hai Wen	Ultizen Games	7/15/08
	Shanghai ArtCoding Software Co. Ltd.	7/15/08
Mary E. Snapp	Microsoft	6/18/08
Ryan Steelberg	Brand Affinity Technologies	5/30/08
	Lifetime Entertainment	1/18/08
Carol A. Seelig	CFA Newco LLC	5/6/08
Riot Games, Inc.
Gregory Nicholas		9/22/08
	Photon Info Tech Ltd.	9/19/08
Veena Paratap	AniThing Studios	8/30/08
Crile Carvey Jr.		10/15/08
	Absolute Quality	11/13/08
Kevin Kent	Inspired Arts and Media, LLC	10/8/08
Lee Jacobsen	Midway Home Entertainment, Inc.	9/24/08
Adam Freeman		2/25/08

Ashish Mittal	Skywork Studios, Inc.	5/22/08
Mike Pryor	Airbrain Digital	5/22/08
Dhilip Kumar		5/22/08
	Reburst Studios LLC	6/5/08
	Toonz Animation India Pvt Ltd.	5/22/08
Scott Robinson	Freshform Interactive	6/5/08
LaLa Ghukasyan		6/13/08
Dennis Loo		4/9/08
Stephen Gray	Gray & Yorg LLC.`	5/2/08
Marlo Carruth	Buena Vista Home Entertainment	3/3/08
Scott Birnbaum	Samsung Semiconductor Inc.	8/13/08
Ryan Martin-Patterson		6/9/08
Sian Ankhasirisian	Look Look	1/2/08
Pete Deutschman	The Buddy Group	1/3/08
	Rock River Communications	2/4/08
Alex Paoli		12/17/08
	Floodgate Entertainment	6/19/08
Andrew	Seed Com Advertising	4/10/08
Gill Champion	POW Entertainment	4/11/08
	Intellitar	3/9/08
Tim Jones	Animax Interactive, LLC	7/24/08
Judah Graham	Icarus Studios	7/22/08

2009

Name	Company	Date
John Lawrie		3/4/09
David M. Hersey	Paracoders	3/6/09
Amanda Austin	Relic	3/5/09
Katawei (CEO / Chairman)	Konami Digital Entertainment, Inc.	9/21/09
Nicholas Herring	Atlantis Cyberspace Inc.	7/24/09
	Genesys Telecom Labs Inc.	3/26/09
Calvin Ng	iLemon	7/7/09
Brian Waddle	Image Metrics

2010

Name	Company	Date
Dave M. Hersey	Paracoders Inc.	1/12/10
Peter Lee	Shanghai FanTian Technology Col, Ltd.	3/1/10
Jeff Tillis	Neurologic Vr, LLC	3/4/10
Rich Cormier	Ribbij Investments	2/25/10
Steven Oleary	Aellipsys Holdings, Inc.	2/25/10

(iii)	Include any Contract with any current or former shareholder, director, manager of employee of or consultant to the Company.

Name	Date
USC	2/9/07
Disney	9/24/07

(iv)	Include any Contract with any distributor of products or services of the Company.

Name	Date
Media Mayhem	9/10/09
ACI	8/16/09
TVN	5/30/10
Virtual Space Entertainment	11/15/09

(v)	Include any lease or sublease of real property.

NONE

(vi)	Copies of the disclosed Contracts need to be delivered to the Buyer.

All Physical Copies available and ready for transfer from our storage facility to Image Metrics.

3.6(b)                      List of Consents Required for Assignment of Contracts

None

3.7           Standard Product and Service Warranty Terms

None

3.8           Litigation

NONE

(i)	List any unsatisfied judgment, order, decree, stipulation or injunction to which the Company is a party or is subject.

NONE

(ii)	List any litigation, suit, action, investigation or proceeding to which the Company is a party or is subject.

NONE

(iii)	List any litigation, suit, action, investigation or proceeding threatened against the Company of which there is knowledge.

NONE

(iv)	List any notice of violation, formal administrative proceeding, investigation, inquiry o r information request by any Governmental Authority received by the Company or to which it is subject.

NONE

3.11           Employees and Consultants

(i)	List all present employees of the Company and their job titles and salaries.

NONE since September 30th, 2010

(ii)	Attach copies of such employee’s standard confidentiality or similar agreement.

NONE currently.  All old agreements for all employees are in physical form and in storage and are available upon request.

(iii)	List all independent contractors who have provided services to the Company since January 1, 2007.

BIG STAGE ENTERTAINMENT, INC
List all independent contractors who have provided services to the Company since January 1, 2007.

Name

1.1 Ratio
2 Advanced Studios, LLC
3DSite
9K9
Absolute Quality, Inc.
Adam G. Freeman
Adam Li
Alive Tech
Alvard Ghukasyan
Amanda Wheatcroft
Amit K. Roy-Chowdhury
Anithing Studios Pvt. Ltd.
Anustup Choudhury
Anwar Madrigal
Arconyx Animation Studios, LLC
Ari Michelson
Ash Kumra
Bender/Helper Impact
Bolan Jiang
Byung Gun Jung
Carl Bressler
Carol Mell
Charles Bracca
Christina Lopriore
CitrusByte, LLC
Coreobjects Software, Inc.

Courtney Hoffman
Craigslist Contractors (40)
Creative Capers Entertainment, Inc.
Crile Carvey, Jr
CyberCoders, Inc.
David Forth
Digital Empathy LLC
Dhillip Kumar
e4e Business Solutions, LLC
Epicenter Digital
Eric Gustovson
Evan Heymann
Faction, Inc
Feeling Software
Fleishman Hillard
FreshForm Interactive
Geometrix Corporation
Gerard Medioni
Globalign, Inc.
Gray & Yorg LLC
Gregory Nicholas
Griffin Technology
Hannah Jacobs
Harish Rao
Haven Interactive
High Resolution Studio, Inc.
Hookipa Capital Partners, Inc.
iBeta Quality Assurance
iCann Partnership
ICUC Moderation Services Inc.
Image Metrics, Inc.
Inspired Arts & Media, LLC
James Brennan
Jenn Hertzig
Jeremy Gocke
Jim Jonassen
John J. Hill Design
John Lawrie
John Lewis
Jimmy Palmiotti
John Solomon
Kevin Strehlo
Kim Giancaterino
Lale Arpaci
Larry Drolet
Mandalan Media, Inc.
Mark Stutz
Marlon Clark
Masternull LLC
Matthew Pearl
Michael Roberts
Michael Stern
Neohapsis Inc.
OnTrack Applications LLC

Pantek Partners LLC
Paracoders, Inc.
Pepcom Inc.
Pixologic, Inc.
Prime Casting
RajTaru Studios Ltd
Reburst Studios LLC
Redeye Filmworks
Ren Fang
Rhett Fahrney
Ryan Dean
Ryan Martin Patterson
Ryan Yoshida
Sean Mosher-Smith
Shelby Erickson
Siegel & Gale
Silverpop Systems Inc.
SimGraphics Engineering Corp
Skywork Studios Inc.
Solo Products LLC
Spark Unlimited, Inc.
Stephen Fedasz IV
Stewart Bonn
Tae Joon Park
Tae-Yong Kim
The Buddy Group
Tigar Hare Studios
Timan LLC
Trotta Associates
Ultizen Games Limited
VYK Global, Inc.
Wil Panganiban
William Phillips
William Sager

3.12           Consents

List all consents, orders, waivers, approvals, permists of authorization of, or declarations, filings or registrations with any Governmental Authority required to be obtained by the Company in order to consummate the Transaction.

NONE

3.14           Accounts Receivable

(i)	List all account debtors or note debtors delinquent in their payments by more than 15 days.

BIG STAGE ENTERTAINMENT, INC
LIST OF ACCOUNTS AND NOTES RECEIVABLE

	> 90	TOTAL
Atlantis Cyberspace, Inc.	5,000.00	5,000.00
Media Mayhem Corporation	38,000.00	38,000.00
The Marketing Store Worldwide Ltd	11,437.50	11,437.50
TOTAL	54,437.50	54,437.50

(ii)	List all account debtors or note debtors who have refused or threatened to refuse to pay their obligations for any reason.

NONE

(iii)	List all account debtors or note debtors who are insolvent or bankrupt.

NONE

(iv)	List all accounts receivable or notes receivable that have been pledged to any third party by the Company.

NONE

3.17 List of Employee Benefit Plans

Also list any contributions or payments that have accrued under each listed Plan but are not yet due.

NONE 401k Retirement Plan in Process of Termination